                                                                   EXHIBIT 15(g)

                                                           Adopted July 26, 1995


                           PACIFIC HORIZON FUNDS, INC.

                         DISTRIBUTION AND SERVICES PLAN



                  This Distribution and Services Plan (the "Plan") has been adopted by the Board of Directors of Pacific Horizon Funds, Inc. (the "Company") in connection with the Class D - Special Series 3, Class E - Special Series 3, Class F - Special Series 3, Class G - Special Series 3, Class M - Special Series 3, Class N Special Series 3, Class O - Special Series 3, Class Q - Special Series 3, Class R - Special Series 3, Class S - Special Series 3, Class T - Special Series 3, Class U - Special Series 3, Class V Special Series 3 and Class W - Special Series 3 shares of the Aggressive Growth, U.S. Government Securities, Capital Income, California Tax-Exempt Bond, Flexible Bond, Blue Chip, Asset Allocation, National Municipal Bond, Utilities, Growth and Income, International Equity, Short-Term Government, International Bond and Corporate Bond Funds, respectively (such shares hereinafter called "Shares" and such funds the "Funds"), in conformance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  Section 1. Expenses. The Company may incur expenses under the Plan in an amount not to exceed 1.00% annually of the average daily net assets of a Fund's outstanding Shares.

                  Section 2. Distribution Payments. The Company may pay the distributor of the Company (the "Distributor") (or any other person) a fee of up to .75% annually of the average daily net assets of a Fund's outstanding Shares (a "Distribution Fee"). Such Distribution Fee shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution services and the assumption of related expenses (including the payment of commissions and transaction fees) in conjunction with the offering and sale of Shares of the Funds. In determining the amounts payable on behalf of a Fund under the Plan, the net asset value of such Shares shall be computed in the manner specified in the Company's then current Prospectuses and Statement of Additional Information describing such Shares.

                  Section 3. Distribution Expenses and Activities Covered by Plan. Payments to the Distributor under Section 2 shall be used by the Distributor to cover expenses and activities primarily intended to result in the sale of Shares, including the payment of commissions and transaction fees. Such expenses and activities may include but are not limited to: (a) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing Shares; (b) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (c) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (d) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (severally, "a Distribution Organization") with respect to a Fund's Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or holder of record of such Shares; (e) the direct or indirect cost of financing the payments or expenses included in (a) and (d) above; or (f) for such other services as may be construed by any court or governmental agency or commission, including the Securities and Exchange Commission (the "Commission"), to constitute distribution services under the 1940 Act or rules and regulations thereunder.

                  Section 4. Administrative Services Covered by Plan. The Company may also pay securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (severally, a "Service Organization") for administrative support services provided with respect to its customers' Shares. Such administrative support services shall be provided pursuant to the administrative servicing agreement in substantially the form attached ("Administrative Servicing Agreement"). Any organization providing distribution assistance may also become a Service Organization and receive administrative servicing fees pursuant to a Servicing Agreement under this Plan.

                  Section 5. Administrative Servicing Fees Covered by Plan. Fees paid to a Service Organization shall be in consideration for the administrative support services provided pursuant to its Administrative Servicing Agreement and may be paid at an annual rate of up to .25% of the average daily net assets of a Fund's outstanding Shares owned of record or beneficially by that Service Organization's customers for whom such Service Organization is the dealer of record or holder of record or with whom it has a servicing relationship. Such fees shall be calculated and accrued daily, paid monthly, and computed in the manner set forth in the Administrative Servicing Agreement.

                  Section 6. Expenses Allocated, Compliance. Amounts paid by a Fund must be for distribution and/or shareholder administrative support services rendered for or on behalf of the holders of the Fund's Shares. However, joint distribution financing with respect to such Shares (which may involve other investment funds or companies that are affiliated persons of the Company or affiliated persons of the Distributor) shall be permitted in accordance with applicable regulations of the Commission as in effect from time to time.

                  Section 7. Reports to Company. So long as this Plan is in effect, the Distributor shall provide the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

                  Section 8. Approval of Plan. This Plan will become effective with respect to a particular Fund's Shares (a) on the date the public offering of such shares commences after the approval by written consent of the sole shareholder of outstanding Shares of that Fund, and (b) upon the approval by a majority of the Board of Directors, including a majority of those directors who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

                  Section 9. Continuance of Plan. Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until October 31, 1995, and thereafter, shall continue in effect for so long as its continuance is specifically approved at least annually by the Company's Board of Directors in the manner described in Section 8(b) hereof.

                  Section 10. Amendments. This Plan may be amended at any time by the Board of Directors provided that (a) any amendment to increase materially the costs which the Shares of a Fund may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding Shares affected by such matter, and (b) any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in Section 8(b) hereof.

                  Section 11. Termination. This Plan, as to any Fund, is terminable without penalty at any time by (a) a vote of a majority of the Disinterested Directors, or (b) a vote of a majority of the outstanding Shares of such Fund.

                  Section 12. Selection/Nomination of Directors. While this Plan is in effect, the selection and nomination of those Disinterested Directors shall be committed to the discretion of such Disinterested Directors.

                  Section 13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                                                          Approved July 26, 1995



                           PACIFIC HORIZON FUNDS, INC.
                                 (the "Company")

                       ADMINISTRATIVE SERVICING AGREEMENT
                                       to
                         DISTRIBUTION AND SERVICES PLAN


Ladies and Gentlemen:

We wish to enter into this Administrative Servicing Agreement with you concerning the provision of administrative support services to your customers ("Clients") who may from time to time be the record or beneficial owners of "B" shares (such shares referred to herein as the "Shares") of one or more of the Company's investment portfolios (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Administrative Servicing Agreement are as follows:

Section 1. You agree to provide administrative support services to your customers who may from time to time own of record or beneficially a Fund's Shares. Services provided may include some or all of the following: (i) processing dividend and distribution payments from a Fund on behalf of Clients;
(ii) providing information periodically to your Clients showing their positions in the Shares; (iii) arranging for bank wires; (iv) responding to routine Client inquiries concerning their investment in Shares; (v) providing the information to the Funds necessary for accounting or sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (vii) aggregating and processing purchase, exchange, and redemption requests from Clients and placing net purchase, exchange, and redemption orders for your customers; (viii) providing customers with a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions; (ix) establishing and maintaining accounts and records relating to Clients that invest in Shares; (x) assisting customers in changing dividend options, account designations and addresses; or (xi) other similar services if requested by the Company.

Section 2. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, a Fund, or its Shares except those contained in our then current prospectus for such Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by law. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefore, a fee at the annual rate of up to .__% of the average daily net assets of the particular Fund's outstanding Shares owned of record or beneficially by your Clients from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship. Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in our then current Registration Statement in connection with the computation of the net asset value of the particular Fund's Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Shares, including the sale of such Shares to you for the account of any Client(s).

Section 6. You acknowledge that you will provide to the Funds' Board of Directors, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such revenues, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to the Funds' Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of Shares; (ii) the compensation payable to you hereunder, together with any other compensation you receive from Clients in connection with the investment of their assets in Shares of the Funds, will be disclosed to your Clients, will be authorized by your Clients and will not be excessive or unreasonable.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until October 31, 1995, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Funds in the manner described in Section 12 hereof. This Agreement is terminable with respect to any Class of Shares, without penalty, at any time by the Funds (which termination may be by vote of a majority of our Disinterested Directors as defined in Section 12 hereof or by vote of the holders of a majority of the outstanding Shares of such Class) or by you upon notice to the other party hereto. This Agreement will terminate in the event of its assignment (as defined in the Investment Company Act of 1940 (the "Act")).

Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11. This Agreement will be construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 12. This Agreement has been approved by vote of a majority of (i) a Company's Board of Directors and (ii) those Directors who are not "interested persons" (as defined in the Act) of the Company and have no direct or indirect financial interest in the operation of the Distribution and Services Plan adopted by us regarding the provision of administrative support services to the record or beneficial owners of Shares or in any agreements related thereto ("Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such approval.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, Concord Financial Group, Inc., 125 W. 55th Street, New York, New York 10019.



Very truly yours,
PACIFIC HORIZON FUNDS, INC.


By:__________________________________________________
      Authorized Officer


Accepted and Agreed to:

_____________________________________________________
Name of Organization

By:__________________________________________________
      Authorized Officer

Date:________________________________________________

_____________________________________________________
Taxpayer Identification Number

_____________________________________________________
Account Number

_____________________________________________________
Dealer Code

         Please check the appropriate boxes to indicate the Funds of the Company for which you wish to act as a Service Organization with respect to the Shares:



[     ]    Aggressive Growth Fund (Class D - Special Series 3)

[     ]    U.S. Government Securities Fund (Class E - Special Series 3)

[     ]    Capital Income Fund (Class F - Special Series 3)

[     ]    California Tax-Exempt Bond Fund (Class G - Special Series 3)

[     ]    Flexible Bond Fund (Class M - Special Series 3)

[     ]    Blue Chip Fund (Class N - Special Series 3)

[     ]    Asset Allocation Fund (Class O - Special Series 3)

[     ]    National Municipal Bond Fund (Class Q - Special Series 3)

[     ]    Utilities Fund (Class R - Special Series 3)

[     ]    Growth and Income Fund (Class S - Special Series 3)

[     ]    International Equity Fund (Class T - Special Series 3)

[     ]    Short-Term Government Fund (Class U - Special Series 3)

[     ]    International Bond Fund (Class V - Special Series 3)

[     ]    Corporate Bond Fund (Class W - Special Series 3)


__________________________________________
(Service Organization Name)


By:_______________________________________

   _______________________________________
   Authorized Officer
Dated:____________________________________

                                                          Approved July 26, 1995


                           PACIFIC HORIZON FUNDS, INC.
                                 (the "Company")

                             DISTRIBUTION AGREEMENT
                                       to
                         DISTRIBUTION AND SERVICES PLAN



Ladies and Gentlemen:

         We wish to enter into this Distribution Agreement ("Agreement") with you concerning the provision of distribution services in connection with Special Series 3 shares ("Shares") of each of the Company's Funds which are listed on Appendix A, of which we are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and the exclusive agent for the continuous distribution of said Shares.

         The terms and conditions of this Agreement are as follows:

         Section 1. You agree to provide reasonable assistance in connection with the distribution of Shares to your Clients as requested from time to time by us, which assistance may include without limitation forwarding sales literature and advertising provided by us for Clients, and such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

         Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

         Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Shares except those contained in the Company's applicable prospectuses and statements of additional information for the Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

         Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us or the Company in any matter or in any respect. Each broker-dealer shall warrant and represent that it is licensed as a dealer under applicable law. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless and the Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer of registration of Shares (or orders relating to the same) by or on behalf of Clients. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.


         Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of __% of the average daily net asset value of the Shares beneficially owned by your Clients for whom you are the dealer of record or holder of record (the "Clients' Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this
Section 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Company's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of the particular Shares involved for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares for the account of any Client or Clients

         Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to us and the Company, and the Company's Directors will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to the Company's Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 7. We may enter into other similar Agreements with any other person or persons without your consent.

         Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that this Agreement has been entered into pursuant to Rule 12b-1 under the Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

         Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until October 31, 1995 and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Company in the manner described in Section 12. This Agreement is terminable with respect to any series of Shares, without penalty, at any time by the Company (which termination may be by a vote of a majority of the Disinterested Directors as defined in
Section 12 or by vote of the holders of a majority of the outstanding Shares of such series) or by us or you upon notice to the other party hereto. This Agreement will also terminate automatically in the event of its assignment (as defined in the Act).

         Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

         Section 11. This Agreement will be construed in accordance with the laws of the State of Maryland.

         Section 12. This Agreement has been approved by vote of a majority of
(i) the Company's Board of Directors and (ii) those Directors of the Company who are not "interested persons" (as defined in the Act) of the Company and have no direct or indirect financial interest in the operation of the Distribution and Services Plan adopted by the Company regarding the provision of distribution services in connection with the Shares or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Directors").

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, Concord Financial Group, Inc., 125 W. 55th Street, New York, New York 10019.


                                        Very truly yours,


                                        PACIFIC HORIZON FUNDS, INC.



                                        By: ____________________________
Date: ________________                  Authorized Officer


                                        Accepted and Agreed to:

                                        Name of Organization


                                        By: ____________________________
Date: ________________                  Authorized Officer



                                        ________________________________
                                        Taxpayer Identification Number


                                        ________________________________
                                        Account Number


                                        ________________________________
                                        Dealer Code

                  Please check the appropriate boxes to indicate the Funds of the Company for which you wish to act as a Distribution Organization with respect to the Shares:

[     ]    Prime Fund (Class B - Special Series 3)

[     ]    Aggressive Growth Fund (Class D - Special Series 3)

[     ]    U.S. Government Securities Fund (Class E - Special Series 3)

[     ]    Capital Income Fund (Class F - Special Series 3)

[     ]    California Tax-Exempt Bond Fund (Class G - Special Series 3)

[     ]    Tax-Exempt Money Fund (Class I - Special Series 3)

[     ]    California Tax-Exempt Money Market Fund (Class J - Special Series 3)

[     ]    Flexible Bond Fund (Class M - Special Series 3)

[     ]    Blue Chip Fund (Class N - Special Series 3)

[     ]    Asset Allocation Fund (Class O - Special Series 3)

[     ]    National Municipal Bond Fund (Class Q - Special Series 3)

[     ]    Utilities Fund (Class R - Special Series 3)

[     ]    Growth and Income Fund (Class S - Special Series 3)

[     ]    International Equity Fund (Class T - Special Series 3)

[     ]    Short-Term Government Fund (Class U - Special Series 3)

[     ]    International Bond Fund (Class V - Special Series 3)

[     ]    Corporate Bond Fund (Class W - Special Series 3)


________________________________________________
(Distribution Organization Name)


By:_____________________________________________

________________________________________________
         Authorized Officer

Dated:__________________________________________


                                       -3-